Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Seasons Series Trust of our report dated May 27, 2026, relating to the financial statements and financial highlights of SA Multi-Managed Diversified Fixed Income Portfolio, which appears in Seasons Series Trust’s Annual Report on Form N-CSR for the year ended March 31, 2026. We also consent to the references to us under the headings “Service Providers,” “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

July 28, 2026